UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2007

NuWay Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2603 Main Street, Suite 1150, Irvine, CA 92614
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 235-8062

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to a private offering that commenced in September 2006 (the “Fall 2006 Offering”) and originally scheduled to expire December 30, 2006, which date has been extended to March 21, 2007, unless terminated sooner by the Company in its sole and absolute discretion, the Company is offering up to $1,000,000 of its convertible notes (the “Fall 2006 Notes”), which are due and payable on September 13, 2008 (the “Maturity Date”). Interest will accrue monthly and be paid annually on the Fall 2006 Notes, such interest to be paid in shares of the Company’s common stock based on the average closing price of the Company’s common stock for the 20 trading days preceding the interest due date. Purchasers of the Fall 2006 Notes will receive, for no additional consideration, stock purchase warrants (the “Fall 2006 Warrants”) entitling the holder to purchase a number of shares of Company’s Common Stock equal to the number of shares of Common Stock into which the investor’s Fall 2006 Note is convertible. The Fall 2006 Warrants are exercisable at an initial price of $0.05 per share and will expire on September 13, 2009.

The Fall 2006 Notes may be subordinated in an amount up to $5 million of additional debt financing that the Company may incur prior to the Maturity Date. The Fall 2006 Notes are convertible into shares of the Company’s common stock at an initial conversion price of $0.0275 per share. The Fall 2006 Notes can be converted voluntarily by the noteholders at any time, and from time to time, prior to the Maturity Date. The Fall 2006 Notes can be converted mandatorily by the Company (i) on or after September 13, 2007, if the Company has received one or more written firm commitments, or has closed on one or more transactions, or a combination of the foregoing, of at least $3 million gross proceeds of equity or debt; or (ii) on the Maturity Date. Accordingly, the Fall 2006 Notes may not be repaid in cash on the Maturity Date and may be converted, at the sole option of the Company, into shares of the Company’s common stock, on the Maturity Date. Notwithstanding the foregoing, the Fall 2006 Notes can be converted into shares of the Company’s common stock only after the Company’s stockholders have approved an increase in the number of authorized shares of the Company’s common stock at its upcoming stockholders’ meeting, which is currently scheduled to be held on March 15, 2007.

From December 1, 2006 through February 28, 2007 the Company received gross and net proceeds of $296,500 from 12 investors and issued Fall 2006 Notes, which allow conversion into an aggregate of 10,781,818 shares of the Company’s common stock and Fall 2006 Warrants which are initially exercisable at a price of $ 0.05 per share for an aggregate of 10,781,818 shares of the Company’s common stock.

This offering and the sales of securities pursuant to the Fall 2006 Offering are being made in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder as not involving a public offering of securities.

Item 9.01	Financial Statements and Exhibits

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2007	NUWAY MEDICAL, INC.

	By:	/s/ Dennis Calvert
Dennis Calvert
Chief Executive Officer

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